EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of PFSweb, Inc. (the “Company”), does hereby certify that:
     The Quarterly Report on Form 10-Q for the period ended June 30, 2011 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

August 15, 2011	/s/ Mark C. Layton Mark C. Layton
Chief Executive Officer

August 15, 2011	/s/ Thomas J. Madden Thomas J. Madden
Chief Financial Officer
The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to PFSweb, Inc. and will be retained by PFSweb, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.